EXHIBIT 10.11


                         DEVELOPMENT RIGHTS AGREEMENT

         This Development Rights Agreement (the "Agreement") is made this 10th day of July 2001 by and among VIVA GAMING & RESORTS INC., a Florida corporation ("Viva US"), VIVA GAMING & RESORT DE MEXICO, S.A. DE C.V., a corporation organized under the laws of Mexico ("Viva Mexico") (Viva US and Viva Mexico are collectively referred to as "Developer") and PHOENIX LEISURE, INC., a Nevada corporation ("PLI") with reference to the following facts:

         A. Viva Mexico has obtained an exclusive license to operate gaming facilities in the Country of Mexico for gaming activities under that certain an agreement from the National Lottery for Public Assistance (the "National Lottery").

         B. Developer and PLI entered into that certain Transaction Term Sheet dated April 26, 2001 containing numerous transactions including Developer's grant to PLI to develop and operate two
                  (2) gaming facilities in the Country of Mexico (the "Mexican Sites").

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Grant of Designated Territory. Developer grants PLI the right, and PLI assumes the duty, to open and operate the Mexican Sites within the Designated Territories as defined in Section 2 hereof. The rights granted by Developer are personal to PLI. As long as PLI is not in default under this Agreement, Developer will not cause (directly or indirectly) other Gaming Facilities to be opened in the Designated Territories.

         2. Designated Territories.

            2.1 Generally. PLI's exclusive right to open the Mexican Sites shall be limited to the Country of Mexico (the "Site Selection Criteria").

            2.2 Selection of Mexican Sites. Within thirty (30) days from the date of this Agreement, PLI shall deliver a written list of no less than ten
(10) sites (none of which may be within twenty (20) miles of another) that comply with the Site Selection Criteria (the "Request List"). Upon receipt of the Request List, Developer shall have thirty (30) to identify five (5) locations that it would grant PLI the right to commence gaming activities (the "Response List"). Within thirty (30) days of its receipt of the Response List, PLI shall select two (2) sites and notify Developer of its final selection of the Mexican Sites (the "Final Sites"). Once the Mexican Sites have been identified, any change to the Mexican Sites shall require the approval of the Developer, which approval shall not be unreasonably withheld.

            2.3 Operation of Final Sites. Upon selection of the Final Sites, Developer agrees that it shall not: (i) develop (directly or indirectly) gaming facilities within a twenty (20) mile radius of the Final Sites; and (ii) PLI shall not be required to tender any type of fees to Developer for the right to operate the Final Sites, except the payments described in Section 2.4 hereof.

            2.4 Payments from PLI to Developer for the Final Sites. Once gaming activities commence at each Final Sites PLI shall be entitled to retain the first 80% of free cash flow (as defined below) of the operations for each Final Site until all PLI's capital expenditures with respect to the Final Sites have been repaid ("Capital Return"). The remaining 20% of free cash flow shall then be equally distributed between PLI and Viva Mexico. After Capital Return is achieved, all free cash flow shall be equally distributed between PLI and Viva Mexico. "Free Cash Flow" shall mean net income after taxes, less any contingency or other reserves plus description and amortization.

         3. Responsibilities of PLI. The provisions of this Paragraph 3 shall survive the expiration or earlier termination of the "Term" of this Agreement (as defined in Paragraph 5 below).

            3.1. Compensation to Developer. Other than the fees and payments provided for in Section 2 hereof, PLI shall not be responsible or required to pay any other type of compensation to Developer for the Final Sites.

            3.2 Primary Responsibility for Legal Compliance. PLI acknowledges that as a matter of law it will retain primary responsibility and liability for compliance with all applicable federal, state and local laws, rules, regulations and ordinances applicable to the Final Sites, including those of the Mexican Lottery.

            3.3 Indemnification. PLI agrees to indemnify, defend and save Developer harmless from any and all losses, costs, liabilities and expenses (including attorney's fees and costs) incurred or paid in connection with any claim, demand, judgment, suit or proceeding in which Developer and/or any of its employees or agents is named or is threatened to be named because Developer is associated with PLI relating to the Final Sites.

            3.4 Licenses and Permits. PLI represents and warrants that it will obtain and will keep in full force and effect during the term hereof any and all necessary licenses and permits or other governmental consents required in order for the Final Sites to operate in the manner contemplated hereby.

         4. Responsibilities of Developer. The provisions of this Paragraph 4 shall survive the expiration or earlier termination of the "Term" of this Agreement as defined in Paragraph 5 below).

            4.1 Primary Responsibility for Legal Compliance. Developer acknowledges that as a matter of law it will retain primary responsibility and liability for compliance with all applicable federal, state and local laws, rules, regulations and ordinances relating to its gaming activities in the Country of Mexico, including those of the Mexican Lottery.

            4.2 Indemnification. Developer agrees to indemnify, defend and save PLI harmless from any and all losses, costs, liabilities and expenses (including attorney's fees and costs) incurred or paid in connection with any claim, demand, judgment, suit or proceeding in which PLI and/or any of its employees or agents is named or is threatened to be named as a result of the obligations created by this Agreement.

            4.3 Licenses and Permits. Developer represents and warrants that it will obtain and will keep in full force and effect during the term hereof any and all necessary licenses and permits or other governmental consents required in order for PLI to have the right to operate the Final Sites in the manner contemplated hereby.

         5. Term. The term of this Agreement (the "Term") shall commence on the date first referenced here (the "Commencement Date"). The Term shall expire on the date twenty (20) years from the Commencement Date. At the expiration of the Term of this Agreement, if not renewed in writing for an additional fixed period of 10 years and if not terminated in writing by either party, then it shall be deemed a month-to-month agreement cancelable by either party on not less than thirty (30) days written notice, which notice may be given at any time during the month, provided that in any event the cancellation shall be effective at the end of the calendar month during which the thirty (30) day notice period runs.

         6. Representations and Warranties.

            6.1 By PLI. PLI hereby represents and warrants to Developer that:
(i) PLI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada with full power to execute, deliver, and perform its obligations under this Agreement; (ii) this Agreement has been duly authorized by PLI and does not contravene any provision of any law, regulation, ordinance, or agreement by which PLI is bound; (iii) the person executing this Agreement on behalf of PLI is authorized to do so; and (iv) PLI shall perform its duties hereunder in compliance with all applicable federal, state and local laws, rules, regulations and ordinances applicable to the Mexican Sites, including those of the Mexican Lottery.

            6.2 By Developer.

                6.2.1 Viva US hereby represents and warrants to PLI that: (i) Viva US is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida with full power to execute, deliver, and perform its obligations under this Agreement; (ii) this Agreement has been duly authorized by Developer and does not contravene any provision of any law, regulation, ordinance, or agreement by which Developer is bound; (iii) the person executing this Agreement on behalf of Developer is authorized to do so;
(iv) Developer or its subsidiary, as the case may be, is presently licensed in the Country of Mexico to conduct the gaming and other activities contemplated by this Agreement, and shall at all times during the Term maintain such licenses; and (v) upon the execution and delivery hereof, Developer shall cooperate with PLI with respect to all filings that PLI elects to make or is required by legal requirements to make in connection with the contemplated transactions and in obtaining all consents necessary for the contemplated transactions.

                6.2.2 Viva Mexico hereby represents and warrants to PLI that:
(i) Viva Mexico is a corporation duly organized, validly existing, and in good standing under the laws of the Country of Mexico with full power to execute, deliver, and perform its obligations under this Agreement; (ii) this Agreement has been duly authorized by Developer and does not contravene any provision of any law, regulation, ordinance, or agreement by which Developer is bound; (iii) the person executing this Agreement on behalf of Developer is authorized to do so; (iv) Developer is presently licensed in the Country of Mexico to conduct the gaming and other activities contemplated by this Agreement, and shall at all times during the Term maintain such licenses; and (v) upon the execution and delivery hereof, Developer shall cooperate with PLI with respect to all filings that PLI elects to make or is required by legal requirements to make in connection with the contemplated transactions and in obtaining all consents necessary for the contemplated transactions.

         7. Miscellaneous.

            7.1 Notices. All notices, demands, requests, consents, approvals or other communication (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be deemed given and received on the day (or, if such day is not a business day or such receipt is after 5:00 p.m. on any business day, the next following business day) (i) when hand delivered to a person of suitable age and discretion at the address of the receiving party, (ii) when delivered to the address of the receiving party by overnight mail or delivery service, or (iii) when successfully transmitted by telecopier transmission, in any of such cases, delivered addressed or dispatched as follows:

            If to Developer:               Viva Gaming & Resorts Inc.
                                           3611 S. Lindell Road, Suite 108
                                           Las Vegas, Nevada 89103
                                           Attention:  Eric L. Nelson
                                           Telecopier No. (702) 795-8101

            With a copy to:                Robert H. Friedman, Esq.
                                           Olshan Grundman Frome Rosenzweig &
                                           Wolosky LLP
                                           505 Park Avenue
                                           New York, New York 10022
                                           Telecopier No. (212) 935-1787

            If to PLI:                     Phoenix Leisure, Inc.
                                           3611 S. Lindell Road, Suite 108
                                           Las Vegas, Nevada 89103
                                           Attention:  Peter R. La Femina
                                           Telecopier No. (702) 795-8101

            With a copy to:                Sklar Warren Conway & Williams LLP
                                           221 N. Buffalo Drive, Suite A
                                           Las Vegas, Nevada 89145
                                           Attention:  Bryan M. Williams, Esq.
                                           Telecopier No. (702) 360-6000

or to such other address as such party shall have specified most recently by a Notice given in the manner required hereunder.

            7.2 Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Nevada without giving effect to the principles of the conflict of laws thereof. In the event of any dispute between the parties with respect to this Agreement, exclusive jurisdiction for such dispute shall be in the courts located in Clark County, Nevada. The prevailing party in any dispute shall be entitled to recover its reasonable attorneys fees and costs incurred or paid in connection therewith.

            7.3 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement.

            7.4 Severability. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

            7.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without prior written consent of the other. The parties neither intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto, nor shall any such third party have any rights hereunder.

            7.6 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement may contain more than one counterpart of the signature page and may be executed by the affixing of the signatures of each of the parties to one of these counterpart signature pages. All of the counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page. This Agreement may be executed by a facsimile of the signature of the party who is authorized to execute such document, with the facsimile signature having the same force and effect as if the document had been executed by the actual signature of the party.

            7.7 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. The parties are not bound by any oral statements that are made outside of this Agreement with respect to the subject matter hereof. This Agreement may not be modified or altered except by written instrument duly executed by both parties.

            7.8 Waiver. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or of any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

         Executed at Las Vegas, Nevada as of the date first above written.

Viva Gaming & Resorts Inc.                  Phoenix Leisure, Inc.
         a Florida corporation                         a Nevada corporation

By:                                         By:
         -------------------------------        -------------------------------
         Its:                                   Its:
              --------------------------             ---------------------------


Viva Gaming & Resort de Mexico, S.A. de C.V.
         a corporation organized under the laws of Mexico

By:
         --------------------------------------------
         Its:
             ----------------------------------------